Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-11 of Invesco Real Estate Income Trust Inc. of our report dated March 22, 2024 relating to the financial statements and financial statement schedule of Invesco Real Estate Income Trust Inc., which appears in Invesco Real Estate Income Trust Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023. We also consent to the incorporation by reference in this Registration Statement of our report dated March 19, 2024 relating to the financial statements of Vida JV LLC, which appears in Invesco Real Estate Income Trust Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

May 10, 2024

PricewaterhouseCoopers LLP, 2121 North Pearl Street, Suite 2000, Dallas, Texas 75201

T: (214) 999 1400, www.pwc.com/us